INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-36353 of French Fragrances, Inc. on Form S-3 of our report dated March 11, 1998 on our audit of the financial statements of J.P. Fragrances, Inc. as of and for the year ended December 31, 1997 included in this Form 8-K as to which the date is March 31, 1998.


RICHARD A. EISNER & COMPANY LLP

New York, New York
April 14, 1998